Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Jill Gutierrez, Chief Executive Officer of Bancorp 34, Inc. , and Jan R. Thiry, Executive Vice President and Chief Financial Officer of Bancorp 34, Inc., each certify in his or her capacity as an officer of Bancorp 34, Inc. that they have reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2016 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bancorp 34, Inc.

Date: November 14, 2016	/s/ Jill Gutierrez
Jill Gutierrez
Chief Executive Officer

Date: November 14, 2016	/s/ Jan R. Thiry
Jan R. Thiry
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the AFC and will be retained by Bancorp 34, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.